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                                                                   Exhibit 23.14

                         CONSENT OF INDEPENDENT ACCOUNTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company on Form S-8 of our report dated January 17, 1997, except for Note 7, as to which the date is November 25, 1997, on our audit of the financial statements of Royal Palace Hotel Associates.



                                       /s/ COOPERS & LYBRAND L.L.P.

Tampa, Florida
December 9, 1997